Exhibit 10.58
FIRST AMENDMENT TO FORM OF EXECUTIVE LONG-TERM INCENTIVE
PERFORMANCE UNIT AGREEMENT
(EPS Based; One Year Performance Period; 14-Month Restricted Period)
     WHEREAS, the Performance Units granted under the Form of Executive Long-Term Incentive Performance Unit Agreement (EPS Based; One Year Performance Period; 14-Month Restricted Period) (the “Agreement”) granted under the Global Industries, Ltd 2005 Stock Incentive Plan for 2009 are not vested; and
     WHEREAS, Section 9 of the Agreement provides that the Committee in its sole discretion may unilaterally modify this Agreement as it deems necessary or appropriate to comply with Section 409A of the Internal Revenue Code of 1986, as amended and any regulations or guidance issued thereunder (the “Code”); and
     WHEREAS, the Committee and Global Industries, Ltd. desire to amend the Agreement;
     NOW, THEREFORE, the Agreement is hereby amended to add the following:
     1. Section 2(d) shall be amended to add the following at the end thereof: ,“and such shares shall be issued as unrestricted shares.
     2. The first paragraph of Section 4 shall be amended to add: “or Paragraph 2(d)” after the reference to Paragraph 2(c) therein.
     3. New Section 13.
     To the extent that Code Section 409A applies to any Performance Units granted under this Agreement, this Agreement shall be construed and interpreted to comply with Code Section 409A. With respect to any shares of Stock to be issued on account of a termination of employment of a Participant who is a “Specified Employee” within the meaning of Code Section 409A at the time of such termination of employment, such shares shall not be issued until the first business day which is six (6) months after the Participant’s termination of employment. For the purposes of Code Section 409A, a termination of employment under this Agreement shall mean a “separation of service” within the meaning of Code Section 409A. In addition, an event under this Agreement will not constitute a Change in Control during the Performance Period unless it is also a “change in the ownership or effective control of” the Company, or a “change in the ownership of a substantial portion of the assets” of the Company (in each case as determined under Section 409A(a)(2)(A)(v) of the Code and final Treasury Regulations or other IRS guidance issued under Code Section 409A from time to time).

     IN WITNESS WHEREOF, the Committee has authorized and the Company has executed this Agreement by its duly authorized officer.

GLOBAL INDUSTRIES, LTD.
By:	/s/ David R. Sheil
	Name:	David R. Sheil
	Title:	Senior Vice President, Human Resources

Date: December 22, 2009

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